UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2011

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 N. KELLER ROAD, SUITE 500, MAITLAND, FL 32751

(Address of Principal Executive Offices) (Zip Code)

(407) 475-5500

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual and Special Meeting of Shareholders (the “Shareholders Meeting”) of Workstream Inc. (the “Company”) held on April 29, 2011, the Company’s shareholders approved an amendment to the Company’s Amended and Restated 2002 Stock Option Plan (the “Plan”) to increase the number of the Company’s common shares reserved for issuance under the Plan from 11,000,000 to 150,000,000.  This number of common shares reserved for issuance under the Plan will, by its term, upon the effectiveness of the reverse stock split described in Item 5.03 below, be reduced by the 1-for-400 reverse stock split ratio such that the number of common shares reserved for issuance under the Plan will be reduced from 150,000,000 to 375,000.

A more extensive discussion of the amendment to the Plan is contained in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 30, 2011. The foregoing description of the Plan contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Following the Shareholders Meeting, at which the shareholders approved authorizing the Board to effect a reverse stock split of the Company’s common shares, the Board of Directors approved a 1-for-400 reverse split of the common shares pursuant to which each shareholder of record on the effective date of the reverse stock split will receive one common share for each 400 shares held by such shareholder.  The Board approved the reverse stock split to be effective as of 5:00 p.m., ET, on May 6, 2011, at which time the Company’s common shares will trade on a split adjusted basis on the Over the Counter Bulletin Board (OTCBB) under the symbol WSTMD.OB.  After 20 business days, the symbol will revert back to WSTM.OB.

No fractional shares will be issued in connection with the reverse stock split.  In lieu of fractional shares, shareholders will receive a cash payment equal to the fair market value of such fraction of a share which would otherwise result from the reverse stock split based upon the average of the closing bid price of our common shares on the OTCBB during each of the five trading days preceding the effective date of the reverse stock split.  Following the reverse stock split, the total number of common shares outstanding will be reduced from 992,094,055 to 2,480,235 shares.

A copy of the Articles of Amendment to the Company’s Articles of Incorporation that was filed to give effect to the reverse stock split is attached hereto as Exhibit 3.1 and incorporated herein by reference.  On May 3, 2011, the Company issued a press release announcing the Board’s approval of the reverse stock split.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Shareholders Meeting was held on April 29, 2011.  The following are the final voting results for each of the items voted on at the meeting:

1.	Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey Moss	531,525,526	2,273,387	120,452,989
Biju Kulathakal	531,525,426	2,273,487	120,452,989
Denis Sutton	531,525,526	2,273,387	120,452,989
John Long	531,525,526	2,273,387	120,452,989

2.	Appoint Cross, Fernandez and Riley, LLP as auditors:

For	651,986,955
Against	3,209,636
Abstain	55,311
Broker Non-Votes	0

3.	Authorize the directors to fix the remuneration of auditors:

For	651,998,748
Against	3,248,044
Abstain	5,110
Broker Non-Votes	0

4.          Approve amendment to Articles of Incorporation effecting a reverse stock split of the Company’s common shares in a ratio between 1-for-200 and 1-for-400, as determined by the Board of Directors:

For	649,280,994
Against	5,970,418
Abstain	489
Broker Non-Votes	0

5.          Approve amendment to Amended and Restated 2002 Stock Option Plan to increase common shares reserved for issuance to 150,000,000 shares:

For	530,135,917
Against	4,656,907
Abstain	6,089
Broker Non-Votes	120,452,989

6.          Approve amendment to By-laws to reflect certain amendments made to the Canada Business Corporations Act and to clarify certain Board of Directors quorum requirements:

For	651,975,177
Against	3,217,086
Abstain	59,639
Broker Non-Votes	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Amendment to the Company’s Articles of Incorporation.

10.1	Amended and Restated 2002 Stock Option Plan of the Company.

99.1	Press release issued by the Company on May 3, 2011.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: May 5, 2011	By:	/s/ John Long
Name: John Long Title: Chief Executive Officer